EXHIBIT 99.1 U.S. CONCRETE ANNOUNCES FULL YEAR 2018 AND FOURTH QUARTER RESULTS EULESS, TEXAS – February 26, 2019 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the full year and quarter ended December 31, 2018. FULL YEAR 2018 HIGHLIGHTS INCLUDE THE FOLLOWING ALL-TIME ANNUAL HIGHS COMPARED TO FULL YEAR 20171 • Consolidated revenue increased 12.8% to $1.5 billion • Ready-mixed concrete revenue increased 7.7% to $1.3 billion • Aggregate products revenue increased 101.3% to $182.6 million • Aggregate products volume increased 79.3% to 11.1 million tons • Polaris Materials contributed revenue of $92.0 million and volume of 5.0 million tons • Income from continuing operations was $31.3 million, an increase of $5.1 million • Total Adjusted EBITDA2 increased 0.7% to $193.5 million • Net cash provided by operating activities increased $28.0 million to $122.8 million • Adjusted Free Cash Flow2 increased $47.8 million to $103.4 million FOURTH QUARTER 2018 HIGHLIGHTS COMPARED TO FOURTH QUARTER 20171 • Consolidated revenue increased 8.4% to $370.1 million • Ready-mixed concrete revenue increased 5.6% to $321.0 million • Ready-mixed concrete volume grew by 2.6% • Aggregate products revenue increased 59.5% to $46.4 million • Aggregate products volume increased 41.0% to 2.7 million tons • Polaris Materials contributed revenue of $24.3 million and volume of 1.3 million tons • Income from continuing operations was $3.1 million, an increase of $6.0 million • Total Adjusted EBITDA2 increased 6.0% to $46.2 million • Net cash provided by operating activities increased $22.0 million to $32.6 million • Adjusted Free Cash Flow2 increased $24.4 million to $27.5 million 1 Certain computations within this press release may reflect rounding adjustments. 2 Total Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the reconciliation and other information at the end of this press release. William J. Sandbrook, Chairman, President and Chief Executive Officer of U.S. Concrete, Inc. stated, “With the backdrop of an extremely weather challenged operating environment, we are pleased to report record revenue and record 1

Adjusted EBITDA for the full year 2018. Our full year results include record highs in aggregate products and ready-mixed concrete volumes and revenues. This growth was aided by contributions from our recent acquisitions, most notably Polaris Materials Corporation. As we have indicated, Polaris continues to provide the performance we expected, although on a much more accelerated pace than we originally expected, and is contributing meaningfully to the increases in our aggregates segment. As a result, our aggregates segment is now becoming a more significant part of our results. Our continued growth is a testament to our strategy where we build defensible, integrated positions in major metropolitan markets, leading to value-enhancing franchises that are virtually impossible to replicate.

"Despite what can be characterized as a disappointing year because of the weather-related disruptions, there are many positives to note. Our 2018 fourth quarter was our 32nd consecutive quarter of year-over-year increased revenue. Additionally, we delivered an outstanding cash performance through our consistent focus on operations and working capital management, with net cash provided by operating activities exceeding $120 million for 2018."

Mr. Sandbrook concluded, "Our bullishness on the positive economic outlook in 2019 is only tempered by the uncertainties of the past two years of disruptive long-term weather patterns. All segments of the construction markets in our regions are vibrant and there is a distinct possibility of acceleration in publicly-funded infrastructure projects. Our optimism is supported by our backlog of 7.8 million cubic yards of concrete that we entered 2019 with, which represents almost ten months of production of future work."

OPERATING RESULTS

READY-MIXED CONCRETE SEGMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,	
(in millions, except average sales price)	2018	2017	2018	2017
Revenue	$ 321.0	$ 303.9	$ 1,306.5	$ 1,213.0
Adjusted EBITDA	$ 38.9	$ 41.0	$ 179.2	$ 185.8
Average sales price per cubic yard	$ 137.94	$ 133.96	$ 136.42	$ 134.86
Sales volume in cubic yards	2.3	2.3	9.5	9.0

Revenue from the ready-mixed concrete segment increased $93.5 million, or 7.7%, for 2018 compared to the prior year. Revenue from the ready-mixed concrete segment for the 2018 fourth quarter increased $17.1 million, or 5.6%, compared to the prior year fourth quarter. The increases for both the fourth quarter and full year were aided by contributions from our acquisitions. The Company's ready-mixed concrete sales volume for the 2018 fourth quarter increased 2.6% compared to the prior year fourth quarter. Multiple weather events throughout the country during 2018, combined with driver shortages and increasing raw material costs hindered further revenue and profitability growth.

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AGGREGATE PRODUCTS SEGMENT

(in millions, except average sales price)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Sales to external customers [(1)]	$ 35.6	$ 17.5	$ 136.5	$ 49.8
Intersegment sales [(1)]	10.8	11.6	46.1	40.9
Total aggregate products revenue [(1)]	$ 46.4	$ 29.1	$ 182.6	$ 90.7
Adjusted EBITDA [(1)]	$ 12.5	$ 8.3	$ 41.6	$ 27.2
Average sales price per ton [(2)]	$ 11.35	$ 13.73	$ 11.28	$ 12.92
Sales volume in tons	2.7	1.9	11.1	6.2

(1) During the quarter ended June 30, 2018, the Company re-characterized the results of its Polaris (defined below) distribution operations, which include shipping and terminal operations, to the aggregate products segment from other products and eliminations. This change was made to better reflect how the Polaris business is viewed and operated by management and more closely aligns the reporting with how the Company manages and reports its other aggregate products operations. As a result of this change, certain first quarter amounts were reclassified from those previously reported.

(2) The Company's calculation of the aggregate products segment ASP (defined below) excludes certain other ancillary revenue and Polaris's freight revenue. The Company defines revenue for its aggregate products ASP calculation as amounts billed to external and internal customers for coarse and fine aggregate products, excluding delivery charges. The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.

Aggregate products revenue increased $91.9 million, or 101.3%, for 2018 compared to the prior year. In 2018, aggregate products segment Adjusted EBITDA increased by $14.4 million to $41.6 million compared to the prior year. During the fourth quarter, aggregate products sales volume increased 41.0% compared to the prior year fourth quarter. Aggregate products Adjusted EBITDA of $12.5 million in the 2018 fourth quarter increased $4.2 million compared to the prior year fourth quarter. The growth in our aggregate products segment was primarily the result of the acquisition of Polaris Materials ("Polaris"). The acquisitions of Corbett Sand & Gravel and Polaris in 2017 resulted in a change in product mix, which has resulted in an overall lower average sales price ("ASP") for the segment.

FULL YEAR 2018 RESULTS COMPARED TO FULL YEAR 2017 RESULTS

Consolidated revenue for 2018 increased 12.8% to $1.5 billion, versus $1.3 billion in the prior year, driven by higher volume both organically and from recent acquisitions in both ready-mixed concrete and aggregate products. For 2018, net income attributable to U.S. Concrete was $30.0 million compared to $25.5 million for 2017. For 2018, income from continuing operations was $31.3 million compared to $26.2 million for 2017. For 2018, Total Adjusted EBITDA of $193.5 million was $1.3 million greater than the $192.2 million in 2017.

CONSOLIDATED FOURTH QUARTER 2018 RESULTS COMPARED TO FOURTH QUARTER 2017

Fourth quarter 2018 consolidated revenue increased 8.4% compared to the prior year fourth quarter, primarily resulting from acquisition-related growth. During the fourth quarter of 2018, operating income was $16.7 million compared to a loss

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of $0.3 million in the fourth quarter of 2017, with an operating income margin of 4.5% compared to an operating loss margin of 0.1% in the fourth quarter of 2017. Selling, general and administrative expenses (“SG&A”) as a percentage of revenue was 8.1% in the 2018 fourth quarter compared to 9.7% in the prior year fourth quarter. SG&A decreased $2.9 million, or 8.8%, for the quarter ended December 31, 2018, in comparison to the corresponding 2017 quarter. The decrease resulted from lower acquisition-related costs, self-insurance reserves and certain personnel-related costs, partially offset by the impact of additional SG&A from acquisitions, marketing expenses and litigation settlement costs. On a non-GAAP basis, our Adjusted SG&A, which excludes non-cash stock compensation, acquisition-related costs and litigation settlement costs, was 6.9% in the 2018 fourth quarter compared to 7.4% in the prior year fourth quarter. The reduction of Adjusted SG&A as a percentage of revenue in the 2018 fourth quarter also reflects the benefit of improved operating leverage. Adjusted SG&A as a percentage of revenue is a non- GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the 2018 fourth quarter was $122.8 million, compared to $94.8 million in the prior year fourth quarter. The increase in net cash provided by operating activities in the fourth quarter of 2018 was primarily driven by our results of operations. The Company’s Adjusted Free Cash Flow in the 2018 fourth quarter was $27.5 million, as compared to $3.1 million in the prior year fourth quarter. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. At December 31, 2018, the Company had cash and cash equivalents of $20.0 million and total debt of $714.1 million, resulting in Net Debt of $694.1 million. Net Debt increased by $23.3 million from December 31, 2017, largely as a result of the successful deployment of capital for the continued execution of our acquisition strategy, capital expenditures for plant equipment to support growing demand in our markets and the impact of our share repurchase program. The Company had $243.7 million of unused availability under its revolving credit facility at December 31, 2018, resulting in total liquidity of $263.7 million. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. 4

OUTLOOK FOR 2019 U.S. Concrete is currently targeting the following results for 2019: 2019 Guidance Category Low High Consolidated revenue $1.51 billion $1.65 billion Total Adjusted EBITDA (1) $205 million $225 million (1) Because certain GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Tuesday, February 26, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to review its fourth quarter 2018 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 1679287 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 15 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. ABOUT U.S. CONCRETE U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of New York, Philadelphia, San Francisco, Dallas/Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit www.us-concrete.com. 5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises. Non-GAAP Financial Measures Included in this press release are certain non-GAAP financial measures that we believe are useful for investors. These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. Reconciliations and definitions of the non-GAAP measures used in this press release are included at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. (Tables Follow) 6

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions except per share amounts) Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Revenue $ 370.1 $ 341.3 $ 1,506.4 $ 1,336.0 Cost of goods sold before depreciation, depletion and amortization 299.5 278.3 1,212.2 1,056.6 Selling, general and administrative expenses 30.1 33.0 126.5 119.2 Depreciation, depletion and amortization 23.6 19.0 91.8 67.8 Change in value of contingent consideration 0.9 5.9 — 7.9 Impairment of goodwill and other assets — 5.6 1.3 6.2 Gain on sale of business and assets, net (0.7) (0.2) (15.3) (0.7) Operating income (loss) 16.7 (0.3) 89.9 79.0 Interest expense, net 11.8 11.0 46.4 42.0 Derivative loss — — — 0.8 Other expense (income), net (0.5) — (4.6) (2.4) Income from continuing operations before income taxes 5.4 (11.3) 48.1 38.6 Income tax expense (benefit) 2.3 (8.4) 16.8 12.4 Income (loss) from continuing operations 3.1 (2.9) 31.3 26.2 Loss from discontinued operations, net of taxes — (0.1) — (0.6) Net income (loss) 3.1 (3.0) 31.3 25.6 Less: Net income attributable to non-controlling interest (1.1) (0.1) (1.3) (0.1) Net income (loss) attributable to U.S. Concrete $ 2.0 $ (3.1) $ 30.0 $ 25.5 Basic income (loss) per share attributable to U.S. Concrete: Income (loss) from continuing operations $ 0.12 $ (0.18) $ 1.82 $ 1.64 Loss from discontinued operations, net of taxes — (0.01) — (0.04) Net income (loss) per share attributable to U.S. Concrete - basic $ 0.12 $ (0.19) $ 1.82 $ 1.60 Diluted income (loss) per share attributable to U.S. Concrete: Income (loss) from continuing operations $ 0.12 $ (0.18) $ 1.82 $ 1.57 Loss from discontinued operations, net of taxes — (0.01) — (0.04) Net income (loss) per share attributable to U.S. Concrete - diluted $ 0.12 $ (0.19) $ 1.82 $ 1.53 Weighted average shares outstanding: Basic 16.4 16.4 16.5 15.9 Diluted 16.5 16.4 16.5 16.6 Note: Certain computations within this press release may reflect rounding adjustments. 7

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions) December 31, 2018 December 31, 2017 ASSETS Current assets: Cash and cash equivalents $ 20.0 $ 22.6 Trade accounts receivable, net 226.6 214.2 Inventories 51.2 48.1 Other receivables 18.4 19.2 Prepaid expenses and other 7.9 7.6 Total current assets 324.1 311.7 Property, plant and equipment, net 680.2 636.3 Goodwill 239.3 204.7 Intangible assets, net 116.6 118.1 Other assets 11.1 5.3 Total assets $ 1,371.3 $ 1,276.1 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 125.8 $ 117.1 Accrued liabilities 96.3 65.4 Current maturities of long-term debt 30.8 26.0 Total current liabilities 252.9 208.5 Long-term debt, net of current maturities 683.3 667.4 Other long-term obligations and deferred credits 54.8 93.3 Deferred income taxes 43.1 4.8 Total liabilities 1,034.1 974.0 Equity: Preferred stock — — Common stock — — Additional paid-in capital 329.6 319.0 Retained earnings (accumulated deficit) 16.2 (13.8) Treasury stock, at cost (33.4) (24.8) Total shareholders' equity 312.4 280.4 Non-controlling interest 24.8 21.7 Total equity 337.2 302.1 Total liabilities and equity $ 1,371.3 $ 1,276.1 8

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions) Twelve Months Ended December 31, 2018 2017 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 31.3 $ 25.6 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 91.8 67.8 Amortization of debt issuance costs 1.8 2.0 Derivative loss — 0.8 Change in value of contingent consideration — 7.9 Net gain on disposal of businesses and assets (15.3) (0.7) Impairments of goodwill and other assets 1.3 6.2 Deferred income taxes 14.6 (3.4) Provision for doubtful accounts and customer disputes 4.6 4.6 Stock-based compensation 10.4 8.3 Other, net (1.3) (0.5) Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (16.9) (5.7) Inventories (2.1) 0.6 Prepaid expenses and other current assets (2.0) (2.8) Other assets and liabilities (3.0) 2.6 Accounts payable and accrued liabilities 7.6 (18.5) Net cash provided by operating activities 122.8 94.8 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (39.9) (42.7) Payments related to acquisitions, net of cash acquired (72.3) (295.1) Proceeds from disposals of businesses and property, plant and equipment 20.7 3.5 Purchases of environmental credits (2.8) — Insurance proceeds from property loss claims 2.6 — Net cash used in investing activities (91.7) (334.3) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 431.2 54.4 Repayments of revolver borrowings (425.2) (45.4) Proceeds from issuance of debt — 211.5 Proceeds from exercise of warrants and stock options 0.1 2.7 Payments of other long-term obligations (5.9) (9.0) Payments for other financing (29.6) (20.3) Debt issuance costs — (4.5) Payments for share repurchases (6.7) — Other treasury share purchases (1.9) (3.1) Other proceeds 4.6 — Net cash provided by (used in) financing activities (33.4) 186.3 EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS (0.3) — NET DECREASE IN CASH AND CASH EQUIVALENTS (2.6) (53.2) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 22.6 75.8 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 20.0 $ 22.6 9

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane-related losses, net of recoveries and derivative loss (income). Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in millions).

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2018	2017	2018	2017
Total Adjusted EBITDA Reconciliation				
Income (loss) from continuing operations	$ 3.1	$ (2.9)	$ 31.3	$ 26.2
Add/subtract: Income tax expense (benefit)	2.3	(8.4)	16.8	12.4
Income (loss) from continuing operations before income taxes	5.4	(11.3)	48.1	38.6
Add: Depreciation, depletion and amortization	23.6	19.0	91.8	67.8
Add: Interest expense, net	11.8	10.9	46.4	42.0
Add: Non-cash stock compensation expense	2.4	1.8	10.4	8.3
Add: Non-cash change in value of contingent consideration	0.9	5.9	—	7.9
Add: Impairment of assets	—	5.6	1.3	6.2
Add: Acquisition-related costs	1.0	5.3	6.2	10.1
Add: Officer transition expenses	—	0.2	—	0.8
Add: Loss on extinguishment of debt	—	—	—	0.1
Add: Quarry dredge costs for specific event	0.3	1.2	1.1	3.4
Add: Eminent domain costs	0.1	—	0.7	—
Add: Litigation settlement costs	1.2	—	2.1	—
Add/subtract: Hurricane-related losses, net of recoveries	(0.6)	1.8	(0.8)	3.0
Add: Purchase accounting adjustments for inventory	0.1	1.3	0.8	1.3
Add: Foreign currency losses resulting from Polaris	—	1.9	—	1.9
Add: Derivative loss	—	—	—	0.8
Subtract: Gain on sale of business	—	—	(14.6)	—
Total Adjusted EBITDA	$ 46.2	$ 43.6	$ 193.5	$ 192.2
Income (loss) from continuing operations margin	0.8%	(0.8)%	2.1%	2.0%
Total Adjusted EBITDA Margin	12.5%	12.8 %	12.8%	14.4%

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Adjusted Gross Profit and Adjusted Gross Margin Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income (loss), excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, and certain other non-cash, non-recurring and/or unusual, non-operating items, including change in value of contingent consideration, impairment of assets, quarry dredge costs for specific event, eminent domain costs, hurricane-related losses in COGS before DD&A, purchase accounting adjustments for inventory and loss (gain) on disposal of assets, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in millions). Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Adjusted Gross Profit Reconciliation Operating income (loss) $ 16.7 $ (0.3) $ 89.9 $ 79.0 Add: Depreciation, depletion and amortization 23.6 19.0 91.8 67.8 Add: Selling, general and administrative expenses 30.1 33.0 126.5 119.2 Add: Change in value of contingent consideration 0.9 5.9 — 7.9 Add: Impairment of assets — 5.6 1.3 6.2 Add: Quarry dredge costs for specific event 0.3 1.2 1.1 3.4 Add: Eminent domain costs 0.1 — 0.7 — Add: Hurricane-related losses in COGS before DD&A — 1.5 0.3 2.4 Add: Purchase accounting adjustments for inventory 0.1 1.3 0.8 1.3 Subtract: Gain on disposal of assets, net (0.7) (0.2) (15.3) (0.7) Adjusted Gross Profit $ 71.1 $ 67.0 $ 297.1 $ 286.5 Operating income margin 4.5% (0.1)% 6.0% 5.9% Adjusted Gross Margin 19.2% 19.6% 19.7% 21.4% 11

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of certain non- cash, non-recurring an/or unusual, non-operating items, including stock compensation expense, acquisition-related costs, officer transition expenses, litigation settlement costs and hurricane-related losses. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in millions). Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Adjusted SG&A Selling, general and administrative expenses $ 30.1 $ 33.0 $ 126.5 $ 119.2 Subtract: Non-cash stock compensation expense (2.4) (1.8) (10.4) (8.3) Subtract: Acquisition-related costs (1.0) (5.3) (6.2) (10.1) Subtract: Officer transition expenses — (0.2) — (0.8) Subtract: Litigation settlement costs (1.2) — (2.1) — Subtract: Hurricane-related losses — (0.3) — (0.3) Adjusted SG&A $ 25.5 $ 25.4 $ 107.8 $ 99.7 SG&A as a percentage of revenues 8.1% 9.7% 8.4% 8.9% Adjusted SG&A as a percentage of revenues 6.9% 7.4% 7.2% 7.5% 12

Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete as net income (loss) attributable to U.S. Concrete, excluding the impact of loss (income) from discontinued operations, net of taxes, income tax expense (benefit) and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane- related losses, net of recoveries and derivative loss (income). We also adjust Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete for a normalized effective income tax rate of 27%. We define Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We have included Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following tables reconcile (i) Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share (in millions except per share amounts). 13

Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete Reconciliation Net income (loss) attributable to U.S. Concrete $ 2.0 $ (3.1) $ 30.0 $ 25.5 Add: Loss from discontinued operations, net of taxes — 0.1 — 0.6 Add/subtract: Income tax expense (benefit) 2.3 (8.4) 16.8 12.4 Adjusted income (loss) from continuing operations before income taxes 4.3 (11.4) 46.8 38.5 Add: Non-cash stock compensation expense 2.4 1.8 10.4 8.3 Add: Non-cash change in value of contingent consideration 0.9 5.9 — 7.9 Add: Impairment of assets — 5.6 1.3 6.2 Add: Acquisition-related costs 1.0 5.3 6.2 10.1 Add: Officer transition expenses — 0.2 — 0.8 Add: Loss on extinguishment of debt — — — 0.1 Add: Quarry dredge costs for specific event 0.3 1.2 1.1 3.4 Add: Eminent domain costs 0.1 — 0.7 — Add: Litigation settlement costs 1.2 — 2.1 — Add/subtract: Hurricane-related losses, net of recoveries (0.6) 1.8 (0.8) 3.0 Add: Purchase accounting adjustments for inventory 0.1 1.3 0.8 1.3 Add: Foreign currency losses resulting from Polaris — 1.9 — 1.9 Add: Derivative loss — — — 0.8 Subtract: Gain on sale of business — — (14.6) — Adjusted income from continuing operations before income taxes 9.7 13.6 54.0 82.3 Subtract: Normalized income tax expense(1) 2.6 3.7 14.6 22.2 Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete $ 7.1 $ 9.9 $ 39.4 $ 60.1 (1) Assumes a normalized effective tax rate of 27% in all periods. 14

Three Months Ended Twelve Months December 31, Ended December 31, 2018 2017 2018 2017 Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share Reconciliation Net income (loss) attributable to U.S. Concrete per diluted share $ 0.12 $ (0.19) $ 1.82 $ 1.53 Add: Loss from discontinued operations, net of taxes per diluted share — 0.01 — 0.04 Add/subtract: Income tax expense (benefit) per diluted share 0.14 (0.52) 1.01 0.75 Adjusted income (loss) from continuing operations before income taxes per diluted share 0.26 (0.70) 2.83 2.32 Add: Impact of non-cash stock compensation expense 0.15 0.11 0.63 0.50 Add: Impact of non-cash change in value of contingent consideration 0.05 0.36 — 0.47 Add: Impact of impairment of assets — 0.34 0.08 0.37 Add: Impact of acquisition-related costs 0.06 0.32 0.38 0.61 Add: Impact of officer transition expenses — 0.01 — 0.05 Add: Impact of loss on extinguishment of debt — — — — Add: Impact of quarry dredge costs for specific event 0.02 0.07 0.06 0.20 Add: Impact of eminent domain costs 0.01 — 0.04 — Add: Impact of litigation settlement costs 0.07 — 0.13 — Add/subtract: Impact of hurricane-related losses, net of recoveries (0.04) 0.11 (0.05) 0.18 Add: Impact of purchase accounting adjustments for inventory 0.01 0.08 0.05 0.08 Add: Impact of foreign currency losses resulting from Polaris — 0.12 — 0.12 Add: Impact of derivative loss — — — 0.05 Subtract: Impact of gain on sale of business — — (0.88) — Adjusted income from continuing operations before income taxes 0.59 0.82 3.27 4.95 Subtract: Normalized income tax expense(1) 0.16 0.22 0.88 1.34 Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share $ 0.43 $ 0.60 $ 2.39 $ 3.61 (1) Assumes a normalized effective tax rate of 27% in all periods. 15

Adjusted Free Cash Flow Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment and purchases of environmental credits plus proceeds from the disposal of businesses and property, plant and equipment and insurance proceeds from property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in millions). Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Adjusted Free Cash Flow Reconciliation Net cash provided by operating activities $ 32.6 $ 10.6 $ 122.8 $ 94.8 Subtract: Purchases of property, plant and equipment (7.7) (8.7) (39.9) (42.7) Subtract: Purchases of environmental credits — — (2.8) — Add: Proceeds from disposals of businesses and property, plant and equipment 2.1 1.2 20.7 3.5 Add: Insurance proceeds from property loss claims 0.5 — 2.6 — Adjusted Free Cash Flow $ 27.5 $ 3.1 $ 103.4 $ 55.6 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in millions). As of As of December 31, 2018 December 31, 2017 Net Debt Reconciliation Total debt, including current maturities and capital lease obligations $ 714.1 $ 693.4 Subtract: cash and cash equivalents 20.0 22.6 Net Debt $ 694.1 $ 670.8 16

Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane-related losses, net of recoveries and derivative loss (income). We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") income from continuing operations (in millions). For an explanation and reconciliation of Total Adjusted EBITDA, see page 10 of this release. Twelve Month Period January 1, 2018 to December 31, 2018 Total Adjusted EBITDA $ 193.5 Net Debt $ 694.1 Total debt to LTM income from continuing operations 22.8x Net Debt to Total Adjusted EBITDA 3.6x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com 17